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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑ Filed by the registrant

 ☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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AMENDMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
JACK IN THE BOX INC.
TO BE HELD ON FEBRUARY 27, 2026

This amendment, dated February 20, 2026 (which we refer to as this “amendment”), amends and supplements the definitive proxy statement, dated January 21, 2026, filed with the Securities and Exchange Commission (the “Proxy Statement”) filed by Jack in the Box Inc. (the “Company”). The Proxy Statement relates to the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The Annual Meeting will be held on February 27, 2026, at 8:30 a.m., Pacific Time. The Annual meeting will be held virtually at www.cesonlineservices.com/jack26_vm. Terms used in this amendment that are not defined have the meanings given to them in the Proxy Statement.
In Proposal Four of the Proxy Statement, the Company is seeking shareholder approval of amendments to its 2023 Omnibus Incentive Plan (the “2023 Plan”) to increase the aggregate number of shares of the Common Stock that may be issued under the 2023 Plan by 2,260,000 shares, subject to adjustment for certain changes in our capitalization.
As described below, the Company has determined to reduce the requested number of shares to be added to the share reserve, from 2,260,000 shares to 1,900,000 shares.
Except as specifically stated in this amendment, the information set forth in the Proxy Statement remains unchanged. If information in this amendment differs from or updates information contained in the Proxy Statement, then the information in this amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Additional Information Regarding Proposal Four
Pursuant to this amendment, we are reducing the requested number of additional shares to be added to the 2023 Plan share reserve, from 2,260,000 shares to 1,900,000 shares. As a result of this change, if Proposal Four is approved by our shareholders, the aggregate number of shares of Common Stock that may be issued under the 2023 Plan will not exceed the sum of (i) 2,500,000 shares (which were approved at our 2023 Annual Meeting of Shareholders); (ii) an additional 1,900,000 shares that are subject to approval by our shareholders under this Proposal Four; and (iii) the Prior Plan Returning Shares, as such shares become available from time to time, as further described in Proposal Four of the Proxy Statement. The actual sum of (i), (ii) and (iii) will not be known until the time of the 2026 Annual Meeting, but will not exceed 4,415,898 shares.
We have made no other changes to the 2023 Plan or the amendment to the 2023 Plan contemplated by Proposal Four.

ON PROPOSAL FOUR, APPROVAL OF THE AMENDMENT TO THE JACK IN THE BOX INC. 2023 OMNIBUS INCENTIVE PLAN, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

If you have already returned your WHITE proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions in the Proxy Statement. If you have already returned your proxy card or already voted over the Internet or by telephone and wish to change your vote, you may do so by following the instructions in the Proxy Statement.
For information on voting in connection with the Annual Meeting, including changing a prior vote, please refer to the Proxy Statement as filed on January 21, 2026.
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If you have any questions or require any assistance with voting your shares, or if you need additional copies of the Company’s proxy materials, please contact our proxy solicitor, Innisfree.

Shareholders May Call:
(877) 750-8198 (toll-free from the U.S. and Canada), or
+1 (412) 232-3651 (from other countries)